UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 5, 2004

                               UC HUB GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                         001-15665              88-0389393
----------------------------             -----------         -------------------
(State or other jurisdiction             Commission            (IRS Employer
      of Incorporation)                  File Number         Identification No.)


10390 Commerce Center Drive, Suite 250, Rancho Cucamonga, CA       91730
------------------------------------------------------------       -----
        (Address of principal executive offices)                 (Zip Code)


       Registrant's Telephone Number, including area code: (909) 945-8653

                      EXPERTISE TECHNOLOGY INNOVATION, INC.
                                  9 Forest Road
                        Kirkland, Quebec H9J 3A2, Canada

         (Former name or former address, if changed since last report.)

[ ]Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01  Financial Statements and Exhibits. (old Item 7)

(a) Financial Statements of Business Acquired.

         July 31, 2003 and 2002 Financial Statements with Audit Report of Certified Public Accountants


         Condensed Consolidated Interim Financial Information January 31, 2004 (Unaudited)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   UC HUB GROUP, INC.

                                   /s/ Larry Wilcox
September 8, 2004                  -------------------------------------
                                   Larry Wilcox
                                   President and Chief Executive Officer

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                             JULY 31, 2003 AND 2002
                            FINANCIAL STATEMENTS WITH
                                 AUDIT REPORT OF
                          CERTIFIED PUBLIC ACCOUNTANTS

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY

                          Index to Financial Statements

                                                                        Page
                                                                     -----------
Report of Independent Certified Public Accountants                       F-3

Consolidated Balance Sheets as of July 31, 2003 and 2002                 F-4

Consolidated Statement of Losses
  for the Years Ended July 31, 2003 and 2002                             F-5

Consolidated Statement of Deficiency in Stockholders' Equity
  for the Years Ended July 31, 2003 and 2002                             F-6

Consolidated Statements of Cash Flows
  for the Years Ended July 31, 2003 and 2002                             F-7

Notes to Consolidated Financial Statements                           F-8 to F-22


INTERIM FINANCIAL INFORMATION (UNAUDITED)

Condensed Consolidated Balance Sheet at January 31, 2004                 F-23

Condensed Consolidated Statement of Losses
  for the Six Months Ended January 31, 2004 and 2003                     F-24

Condensed Consolidated Statement of Cash Flows
  for the Six Months Ended January 31, 2004 and 2003                     F-25

Notes to Condensed Consolidated Financial Statements                F-26 to F-30

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
United Communications Hub, Inc. and Subsidiary
Rancho Cucamonga, California

We have audited the accompanying consolidated balance sheet of United Communications Hub, Inc. and Subsidiary as of July 31, 2003 and 2002 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the period in the two years ended July 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Communications Hub, Inc. and Subsidiary at July 31, 2003 and 2002 and the consolidated results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in the Note F to the accompanying financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP
                                        Certified Public Accountants
New York, New York
November 29, 2003

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             JULY 31, 2003 AND 2002

                                                          2003            2002
                                                      ------------    ------------
                         ASSETS
Current Assets
    Cash And Cash Equivalents                         $    130,559    $    139,388
       Accounts Receivable, net of allowance of
         $20,213 and $273,065                              319,584         343,565

    Other Current Assets                                        --           3,512
                                                      ------------    ------------

    Total Current Assets                                   450,143         486,465

Property and Equipment, net (Note D)                        57,084          72,112

Other Assets - Deposits                                      7,025           7,025
                                                      ------------    ------------
                                                      $    514,252    $    565,602
                                                      ============    ============

LIABILITIES AND (DEFICIENCY) IN STOCKHOLDERS EQUITY

Current Liabilities
  Accounts Payable and accrued expenses (Note G)      $  2,516,736    $  2,536,137

  Convertible Bridge Loan (Note H)                          80,000       1,333,501

  Notes Payable - Related Parties (Note I)                 314,900         144,623
                                                      ------------    ------------
    Total Current Liabilities                            2,911,636       4,014,261

Commitments and Contingencies (Note M)                          --              --
(Deficiency) in Stockholders' Equity (Note J)
    Convertible Preferred stock, 5,000,000 shares
      authorized, no par value per share;
      2,561,864 issued and outstanding at
      July 31, 2003 and 2002                               820,000         820,000
    Common Stock, 50,000,000 shares authorized,
      no par value per share; 14,388,317 and
      12,029,050 shares issued and outstanding at
      July 31, 2003 and  2002, respectively              9,035,475       8,064,275

    Stock Subscription Payable                           2,205,172         199,900

    Accumulated Deficit                                (14,458,031)    (12,532,834)
                                                      ------------    ------------

        Total (Deficiency) in Stockholders' Equity      (2,397,384)     (3,448,659)
                                                      ------------    ------------
                                                      $    514,252    $    565,602
                                                      ============    ============

                 See accompanying notes to financial statements

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF LOSSES
                   FOR THE YEARS ENDED JULY 31, 2003 AND 2002

                                                       2003            2002
                                                   ------------    ------------
Revenue                                            $  2,851,877    $  3,145,410


Cost of Sales                                         1,920,615       2,235,738
                                                   ------------    ------------


Gross Profit                                            931,262         909,672

Operating Expenses

    Selling expenses                                    850,825       1,201,553

    General and administrative expenses               1,373,253       1,954,464

    Acquisition costs                                   399,600       3,750,000
    Loss on sale of assets                                   --         407,230

    Depreciation and amortization                        15,028          10,281
                                                   ------------    ------------


Total Operating Expenses                              2,638,706       7,323,528
                                                   ------------    ------------


Loss before other income and taxes                   (1,707,444)     (6,413,856)

Other Income and Expenses
    Interest expenses                                   217,753          91,831

    Interest income                                          --            (403)
                                                   ------------    ------------

Total Other Income and Expenses                         217,753          91,428


Income Taxes                                                 --              --

Net Loss                                           $ (1,925,197)   $ (6,505,284)
                                                   ============    ============

Net Loss per share (basic and assuming dilution)   $      (0.14)   $      (0.56)
                                                   ============    ============


Weighted Average Common Shares Outstanding           13,339,036      11,503,113
                                                   ============    ============

                 See accompanying notes to financial statements

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE YEARS ENDED JULY 31, 2003 AND 2002

                                                                      2003           2002
                                                                   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                         $(1,925,197)   $(6,505,284)
  Adjustments to reconcile net loss to cash
    used in operating activities:
    Depreciation and amortization                                       15,028         10,281
    Acquisition costs                                                  399,600      3,750,000
    Loss on disposal of long-lived assets                                   --        407,240
    Common stock issued  for services rendered                         314,000        342,000
  (Increase) decrease in assets
    Accounts receivable                                                 23,980       (324,081)
    Other current assets                                                    --         57,052
    Other assets                                                         3,512         (4,533)
  Increase (decrease) in operating liabilities
    Accounts payable                                                   (28,741)       447,005
    Accrued expenses                                                    68,249         68,500
    Contract payable                                                        79            686
    Accrued interest                                                   176,782        166,043
                                                                   -----------    -----------

        NET CASH (USED IN) OPERATING ACTIVITIES                       (952,708)    (1,585,091)

CASH FLOWS FROM INVESTING ACTIVITIES
    Payments for property and equipment                                     --        (41,642)
                                                                   -----------    -----------
        NET CASH (USED IN) INVESTING ACTIVITIES                             --        (41,642)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from stock subscription, net                               21,000        199,900
    Proceeds from sale of common stock, net                            222,600         30,000
    Proceeds from convertible loan, net                                530,000      1,333,501
    Proceeds from notes payable, net                                   170,277        144,623
                                                                   -----------    -----------

        NET CASH PROVIDED BY FINANCING ACTIVITIES                      943,877      1,708,024


        Net Increase (Decrease) in Cash and Cash Equivalent             (8,831)        81,291
        Cash, beginning of period                                      139,388         58,097
                                                                   -----------    -----------

        Cash, ending of period                                     $   130,557    $   139,388
                                                                   ===========    ===========

    Supplemental Disclosures:
    Cash paid for interest                                         $        --    $        --
                                                                   ===========    ===========
    Cash paid for taxes                                            $        --    $        --
                                                                   ===========    ===========
    Non-Cash Investing and Financing Activities
    Common stock issued for services                               $   314,000    $   342,000
                                                                   ===========    ===========
    Common stock issued for interest payable                       $    35,000    $    20,000
                                                                   ===========    ===========
    Notes payable and accrued interest converted to common stock   $ 1,984,272    $   820,000
                                                                   ===========    ===========
    Loss on disposal of long-lived assets                          $        --    $   407,240
                                                                   ===========    ===========
    Acquisition:
    Common stock issued                                            $   400,000    $ 3,750,000
    Loss recognized on acquisition                                     399,600      3,750,000
                                                                   -----------    -----------
    Net Assets acquired                                            $       400    $        --
                                                                   ===========    ===========

                 See accompanying notes to financial statements

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                      FOR THE TWO YEARS ENDED JULY 31, 2003

                                     COMMON STOCK                PREFERRED STOCK      SUBSCRIPTION     ACCUMULATED
                                SHARES          AMOUNT        SHARES        AMOUNT      PAYABLE         DEFICIT           TOTAL
                              ----------     -----------     ---------     --------  ------------     ------------     -----------
Balance at July 31, 2001      11,145,850     $ 3,921,875            --     $     --    $       --     $ (6,027,550)    $(2,105,675)
  Issuance of common stock
   for services rendered in
   Sep 2001 at $2.50 share        20,000          50,000            --           --            --               --          50,000
  Issuance of common stock
   for debt at $1.00
   per share in Oct 2001          20,000          20,000            --           --            --               --          20,000
  Issuance of common stock
   for services rendered in
   Jan 2002 at $5.00 share        24,000         120,000            --           --            --               --         120,000
  Issuance of common stock
   for services rendered in
   Jan 2002 at $1.00 share         4,000           4,000            --           --            --               --           4,000
  Issuance of common stock
   for services rendered in
   Feb 2002 at $1.00 share        14,000          14,000            --           --            --               --          14,000
  Issuance of common stock
   for services rendered in
   Feb 2002 at $5.00 share        30,800         154,000            --           --            --               --         154,000
  Issuance of common stock
   for investment in asset
   in Mar 2002 at
   $5.00 per share               750,000       3,750,000            --           --            --               --       3,750,000
  Issuance of common stock
   pursuant to private
   placement in Jun 2002 at
   $1.50 per share                20,000          30,000            --           --            --               --          30,000
  Common stock subscribed
   to through July 2002
   at $5.00 per share                 --              --            --           --       199,900               --         199,900
  Issuance of preferred
   stock in exchange for
   debt through July 31,
   2002 at approximately
   $0.32 per share                    --              --     2,561,864      820,000            --               --         820,000
  AllCom USA Common Stock
   outstanding stock                 400             400            --           --            --               --             400
   Net (Loss)                         --              --            --           --            --       (6,505,284)     (6,505,284)
                              ----------     -----------     ---------     --------    ----------     ------------     -----------

Balance at July 31, 2002      12,029,050       8,064,275     2,561,864      820,000       199,900      (12,532,834)     (3,448,659)
  Common stock issued
   pursuant to a private
   placement in Aug 2002 at
   $1.20 per share                16,667          20,000            --           --            --               --          20,000
  Common stock issued
   pursuant to a private
   placement in Aug 2002 at
   $1.00 per share                25,000          25,000            --           --            --               --          25,000
  Common stock issued
   pursuant to a private
   placement in Sep 2002 at
   $1.00 per share                16,000          16,000            --           --            --               --          16,000
  Common stock issued
   pursuant to a private
   placement in Oct 2002 at
   $1.00 per share                 2,000           2,000            --           --            --               --           2,000
  Common stock issued
   pursuant to a private
   placement in Nov 2002 at
   $0.10 per share               300,000          30,000            --           --            --               --          30,000
  Common stock issued for
   services rendered in
   Nov 2002 at
   $1.00 per share                 4,000           4,000            --           --            --               --           4,000
  Common stock issued
   pursuant to a private
   placement in Nov 2002 at
   $1.00 per share                 5,000           5,000            --           --            --               --           5,000
  Common stock issued
   pursuant to a private
   placement in Dec 2002 at
   $0.10 per share             1,076,000         107,600            --           --            --               --         107,600
  Common stock issued for
   services rendered in
   Dec 2002 at
   $1.00 per share               160,000         160,000            --           --            --               --         160,000
  Common stock issued
   pursuant to a private
   placement in Jan 2003 at
   $0.10 per share               100,000          10,000            --           --            --               --          10,000
  Common stock issuance to
   present acquisition of
   asset for March 2003 at
   $1.00 per share               400,000         400,000            --           --            --               --         400,000
  Retired AllCom USA stock          (400)           (400)           --           --            --               --            (400)
  Common stock issued
   pursuant to a private
   placement in Mar 2003 at
   $0.10 per share                70,000           7,000            --           --            --               --           7,000
  Common stock issued for
   services rendered in
   Jun 2003 at
   $1.00 per share               150,000         150,000            --           --            --               --         150,000
  Common stock issued for
   extinguishment of debt
   in Jun 2003 at
   $1.00 per share                35,000          35,000            --           --            --               --          35,000
  Common stock subscribed
   to through July 2003 at
   $5.00 per share                    --              --            --           --        21,000               --          21,000
  Common stock subscribed
   to in return for
   accrued interest at
   July 31, 2003                      --              --            --           --       200,771               --         200,771
  Common stock subscribed
   to in return for
   convertible notes at
   July 31, 2003                      --              --            --           --     1,783,501               --       1,783,501
  Net (Loss)                          --              --            --           --            --       (1,925,197)     (1,925,197)
                              ----------     -----------     ---------     --------    ----------     ------------     -----------
Balance at July 31, 2003      14,388,317     $ 9,035,475     2,561,864     $820,000    $2,205,172     $(14,458,031)    $(2,397,384)
                             ===========     ===========     =========     ========    ==========     ============     ===========

                 See accompanying notes to financial statements

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------
United Communications Hub Inc. ("Company" or "UC Hub") was formed on February 22, 1999 under the laws of the State of California. The Company, through its wholly-owned subsidiary, AllCom USA, Inc. ("AllCom") is a reseller of telecommunications services (see Note C).

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary AllCom. Significant inter-company transactions have been eliminated in consolidation.

Liquidity
---------
As shown in the accompanying financial statements, the Company incurred a net loss of $ 1,925,197 and $ 6,505,284 during the years ended July 31, 2003 and 2002, respectively. The Company's current liabilities exceeded its current assets by $ 2,461,493 as of July 31, 2003 (see Note B).

Estimates
---------
The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
-------------------
The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company engages as a reseller of telephony services whereby the Company resells services by a telecommunications provider. Revenues are recognized when the contracted minutes are activated by the customer. The provider collects the billings and allots the Company's share onto a lock-box.

Cash Equivalents
----------------
The Company considers cash on hand, deposits in banks, and short-term investments purchased with an original maturity date of three months or less to be cash and cash equivalents. The carrying amounts reflected in the balance sheets for cash and cash equivalents approximate the fair values due to short maturities of these instruments.

Income Taxes
------------
The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
----------------------
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line methods over the estimated useful lives of the assets, principally three to five years, or the term of the lease, if shorter, for leasehold improvements.

Impairment of Long-Lived Assets
-------------------------------
The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

In October 2002, the Company completed the Capital Stock Exchange whereby the Company acquired 100% of the outstanding common stock of AllCom USA Inc. in exchange for 400,000 shares of the Company's common stock. This stock was valued at a total of $400,000 based upon the average price of the underlying shares of common stock for the ten business days immediately preceding the acquisitions. The difference between the book value of $400 and the $400,000 value assigned to the common shares, or $399,600, was charged to operations during the year ended July 31, 2003.

In March 2002, the Company completed three Asset Purchase Agreements whereby the Company acquired the net assets of (1) Data Disc, (2) Pacific Tech Partners and
(3) Educational Entertainment Inc. which is valued aggregately at $3,750,000 for 750,000 shares of the Company's common stock. This stock was valued at a total of $3,750,000 based upon the average price of the underlying shares of common stock for the ten business days immediately preceding the acquisitions. The difference between the book value of $0 and $3,750,000 value assigned to the common shares, or $3,750,000, was charged to operations during the year ended July 31, 2003.

Comprehensive Income
--------------------
Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Segment Information
-------------------
The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Net Loss Per Share
------------------
The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share have been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either anti-dilutive, or their effect is not material.

Stock Based Compensation
------------------------
The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its stock option plans. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No.123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123 which are included in Note 17. The Company has also adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended July 31, 2002 and for the subsequent periods.

Had compensation cost for the Plans been determined based on the fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss and net loss per common and common equivalent share for the years ended July 31, 2003 and 2002 would have been increased to the pro forma amounts indicated below:

                                                        JULY 31,
                                              ----------------------------
                                                  2003             2002
                                              -----------      -----------
Net loss, as reported                         $(1,925,197)     $(6,505,284)
Add: Total stock-based employee
  compensation expense determined under
  fair value based method for all awards,
  net of related tax effects                     (128,100)      (1,522,575)
                                              -----------      -----------
Pro forma net loss                            $(2,053,297)     $(8,027,859)
                                              ===========      ===========
Earnings per share:
Basic and diluted loss per share:
  As reported                                 $     (0.14)     $     (0.56)
                                              ===========      ===========
  Pro forma                                   $     (0.15)     $     (0.69)
                                              ===========      ===========

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)
------------------------------------
In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

Concentrations of Credit Risk
-----------------------------
Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $ 20,213 and $ 273,065 as of July 31, 2003 and 2002, respectively.

Advertising
-----------
The Company will follow a policy of charging the costs of advertising to expenses incurred. The Company incurred advertising expenses of $11,781 and $34,102 during the years ended July 31, 2003 and 2002.

New Accounting Pronouncements
-----------------------------
In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or Results of operations.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (continued)
-----------------------------------------
During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003, and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to View's created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88 AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial position.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended July 31, 2003 and 2002, the Company incurred losses of $1,925,197 and $6,505,284, respectively. In addition, the Company has a stockholder's deficiency of $2,397,384. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to becoming a public entity so that capital financing may be achieved. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

NOTE C - ACQUISITIONS

Capital Stock Exchange Agreement
--------------------------------
On October 23, 2002, the Company entered into a Capital Stock Exchange Agreement with AllCom USA Inc. ("AllCom"). The cost of the common shares for the acquisition was $400,000 in exchange for all of the issued and outstanding shares of AllCom common stock. The net asset of AllCom was $400. The effective date of the Capital Stock Exchange Agreement was October 25, 2002. AllCom is a reseller of telecommunication services to corporate customers.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE C - ACQUISITIONS (CONTINUED)

Capital Stock Exchange Agreement (continued)
--------------------------------------------
As a result of the Company's lack of resources, the Company is unable to promote and fund the telecommunications services acquired in connection with AllCom. In accordance to SOP 98-5, management conservatively recognized the acquisition cost of $399,600 as an expense during the year ended July 31, 2003.

Asset Purchase Agreements
-------------------------
Pursuant to three Asset Purchase Agreements executed in March 2002, the Company issued 750,000 shares of common stock to purchase the net assets of (1) Data Disc, (2) Pacific Tech Partners and (3) Educational Entertainment Inc. which is valued aggregately at $3,750,000.

As a result of the Company's lack of resources, the Company is unable to promote and fund the telecommunications services acquired in connection with the three companies. In accordance to SOP 98-5, the Company conservatively recognized the acquisition costs of $3,750,000 as an expense during the year ended July 31, 2002.

                                               July 31,
                                      --------------------------
                                         2003            2002
                                      ----------      ----------
     Stock issued for acquisition     $  400,000      $3,750,000
     Net assets received                    (400)             --
                                      ----------      ----------

          Acquisiton costs            $  399,600      $3,750,000
                                      ==========      ==========

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment at July 31, 2003 and 2002 consisted of the following:

                                                  2003       2002
                                                -------     -------
     Office equipment and related equipment     $57,001     $57,001

     Furniture and fixtures                      25,392      25,392
                                                -------     -------
                                                 82,393      82,393

          Less accumulated depreciation          25,309      10,281
                                                -------     -------

          Property and equipment - net          $57,084     $72,112
                                                =======     =======

The Company incurred depreciation expense of $15,028 and $10,281 for the years ended July 31, 2003 and 2002.

NOTE E - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE E - INCOME TAXES (CONTINUED)

At July 31, 2003, the Company has available for federal income tax purposes a net operating loss carry-forward of $14,000,000, expiring the year 2019, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit. In the opinion of management, it is more likely than not that the benefits will not be realized based upon the earnings history of the Company. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

Components of deferred tax assets as of July 31, 2003 are as follows:

     Non current:
     Net operating loss carry-forward     $4,900,000
     Less: Valuation allowance             4,900,000
                                          ----------
         Net deferred tax asset           $       --
                                          ==========


NOTE F - LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                  July 31, 2003    July 31, 2002
                                                  -------------    -------------

     Loss available for common shareholders       $ (1,925,197)    $ (6,505,284)
                                                  ============     ============

     Basic and fully diluted loss per share       $      (0.14)    $      (0.56)
                                                  ============     ============

     Weighted average common shares outstanding     13,339,036       11,503,113
                                                  ============     ============

Net loss per share is based upon the weighted average of shares of common stock outstanding

NOTE G - ACCOUNTS PAYABLE AND ACCURED LAIBILITIES

Accounts payable and accrued liabilities at July 31, 2003 and 2002 are as follows:

                                                        2003           2002
                                                     ----------     ----------
     Other accrued  expenses in connection
      with litigation (Note M)                       $1,072,238     $1,072,159
     Accounts payable                                   934,525        927,374
     Accrued payroll, payroll expenses and taxes        465,118        396,869
     Accrued interest                                    13,567         72,555
     Accrued expenses                                    31,288         67,180
                                                     ----------     ----------
     Total                                           $2,516,736     $2,536,137
                                                     ==========     ==========

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE H - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at July 31, 2003 and 2002 are as follows:

                                                          2003          2002
                                                       -----------   -----------

Convertible notes payable, in quarterly
installments of interest only at 10% per annum,
secured by all assets of the Company and due on
June 30, 2003; The Company, in its sole
discretion, may prepay principal at any time
without penalty. Note holder has the option to
convert unpaid note principal together with
accrued and unpaid interest to the Company's
common stock at a price equal to of $0.75 per
share; the Company is in default under the terms
of the note agreements at July 31, 2003.               $    80,000   $ 1,333,501
                                                       ===========   ===========

During the year ended July 31, 2002, the Company issued 32 convertible 10% notes payable aggregating to $1,333,501 to accredited investors. At the option of the holder, the note principal and any unpaid interest was convertible into shares of the Company's common stock at a price of $0.75 per share. During the year ended July 31, 2002, the Company incurred interest expense of $72,555 and was outstanding as of July 31, 2002.

During the following year ended July 31, 2003, the Company issued an additional 16 convertible 10% notes payable aggregating to $530,000 to accredited investors. The note principal and any unpaid interest are convertible into shares of UC Hub common stock at a price of $0.75 per share. For the period from August 1, 2002 through June 30, 2003, the convertible notes incurred an additional expense of $141,782, which increased the interest payable to $214,337.

On June 30, 2003, all, except three (3) note holders, opted to convert $1,783,501 of principal and $200,771 of accrued and unpaid interest to 2,640,186 shares of the Company's restricted common stock. As of July 31, 2003, the Company has not issued the 2,640,186 shares of common stock and has accounted for the obligation as a stock subscription payable. In anticipation of a reverse merger whereby the UC Hub shareholders are to exchange the acquiring company's shares in return for those of the registrant, the Company has withheld issuing UC Hub shares and is awaiting the execution of the reverse merger to issue the registrant's common shares.

As of July 31, 2003, the Company was in default of the three (3) remaining $80,000 of convertible notes payable and $13,567 of accrued and unpaid interest payable.

NOTE I - NOTES PAYABLE - RELATED PARTY

The Company's shareholders and officers have advanced funds to the Company for working capital purposes since the Company's inception. No formal repayment terms or arrangements exist. The amount of the advances due at July 31, 2003 and 2002 were $314,900 and $ 144,623, respectively, net of cash repayments. Subsequent to the date of the financial statements, the Company issued 206,000 shares of common stock in exchange for $179,790 of the outstanding advances.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE J - CAPITAL STOCK

Convertible Preferred Stock
---------------------------
The Company is authorized to issue 5,000,000 shares of cumulative preferred stock, no par value per share. The preferred shares are convertible to common stock at a current ratio of 1:1. Preferred share holders earn dividends on the net assets of the Company at a rate of $0.032 per share for every $1,000,000 raised by the Company through financing activities.

On July 31, 2002, the Company settled outstanding debt of $820,000 by issuing 2,561,864 shares of preferred stock at approximately $0.32 per share.

Common Stock
------------
The Company is authorized to issue 50,000,000 shares of common stock, with no par value per share.

In September 2001, the Company issued 20,000 shares of common stock at $2.50 per common share for services rendered valued at $50,000.

In October 2001, the Company issued 20,000 shares of common stock at $1.00 per common share for services rendered valued at $20,000.

In January 2002, the Company issued 24,000 shares of common stock at $5.00 per common share for services rendered valued at $120,000.

In January 2002, the Company issued 4,000 shares of common stock at $1.00 per common share for services rendered valued at $4,000.

In February 2002, the Company issued 14,000 shares of common stock at $1.00 per common share for services rendered valued at $14,000.

In February 2002, the Company issued 30,800 shares of common stock at $5.00 per common share for services rendered valued at $154,000.

Pursuant to three Asset Purchase Agreements executed in March 2002, the Company issued 750,000 shares of common stock to purchase the net assets of (1) Data Disc, (2) Pacific Tech Partners and (3) Educational Entertainment Inc. which is valued aggregately at $3,750,000.

Pursuant to a private placement memorandum, the Company sold 20,000 shares of common stock at $1.50 per share in June 2002 for gross proceeds of $30,000.

Pursuant to a private placement memorandum, the Company sold 16,667 shares of common stock at $1.20 per share in August 2002 for gross proceeds of $20,000.

Pursuant to a private placement memorandum, the Company sold 25,000 shares of common stock at $1.00 per share in August 2002 for gross proceeds of $25,000.

Pursuant to a private placement memorandum, the Company sold 16,000 shares of common stock at $1.00 per share in September 2002 for gross proceeds of $16,000.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE J - STOCKHOLDERS' DEFICIENCY (CONTINUED)

Common Stock (continued)
------------------------
Pursuant to a private placement memorandum, the Company sold 2,000 shares of common stock at $1.00 per share in October 2002 for gross proceeds of $2,000.

Pursuant to a private placement memorandum, the Company sold 300,000 shares of common stock at $0.10 per share in November 2002 for gross proceeds of $30,000.

In October 2001, the Company issued 4,000 shares of common stock at $1.00 per common share for services rendered valued at $4,000.

Pursuant to a private placement memorandum, the Company sold 5,000 shares of common stock at $1.00 per share in November 2002 for gross proceeds of $5,000.

Pursuant to a private placement memorandum, the Company sold 1,076,000 shares of common stock at $0.10 per share in December 2002 for gross proceeds of $107,600.

In December 2002, the Company issued 160,000 shares of common stock at $1.00 per common share for services rendered valued at $160,000.

Pursuant to a private placement memorandum, the Company sold 100,000 shares of common stock at $0.10 per share in January 2003 for gross proceeds of $10,000.

Pursuant to a Capital Stock Exchange Agreement executed in October 2002, the Company issued 400,000 shares of common stock valued at $400,000 in exchange for all the outstanding stock of AllCom USA.

Pursuant to a private placement memorandum, the Company sold 70,000 shares of common stock at $0.10 per share in March 2003 for gross proceeds of $7,000.

In June 2002, the Company issued 150,000 shares of common stock at $1.00 per common share for services rendered valued at $150,000.

In June 2003, the Common stock settled debt of $35,000 by issuing 35,000 shares of common stock at $1.00 per share

Stock subscription
------------------
In July 2002, the Common received cash proceeds of $199,900 for stock subscribed at $5.00 per share. To date, the Company has not issued the subscribed stock.

In July 2003, the Common received cash proceeds of $21,000 for stock subscribed at $5.00 per share. To date, the Company has not issued the subscribed stock.

On June 30, 2003, the Company transferred $1,783,501 of convertible note principal and $200,771 of accrued and unpaid interest as a stock subscription for 2,640,186 shares of the Company's restricted common stock. In anticipation of a reverse merger whereby the UC Hub shareholders are to exchange the acquiring company's shares in return for those of the registrant, the Company has withheld issuing UC Hub shares and is awaiting the execution of the reverse merger to issue the registrant's (ETI) common shares.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE K - WARRANTS

Non- Employee warrants
----------------------
The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These options were granted in lieu of cash compensation in connection with issuance of the Company's debt.

                  Warrants Outstanding                   Warrants Exercisable
                  --------------------                   --------------------
                                 Weighted
                                 Average      Weighed                 Weighted
                                Remaining     Average                 Average
     Exercise     Number       Contractual    Exercise    Number      Exercise
      Prices   Outstanding     Life (Years)    Price    Exercisable    Price
     --------  -----------     ------------  --------   -----------   --------

     $   0.01      3,000          3.42       $   0.01       3,000     $   0.01
         1.00    332,775          1.79           0.98     332,775         0.98
         5.00      3,080          8.42           0.05       3,080         0.05
                 -------                                  -------     --------
                 338,855                                  338,855     $   1.03
                 =======                                  =======     ========

Transactions involving warrants issued to non-employees are summarized as follows:
                                                     Weighted
                                       Number of   Average Price
                                        Shares       Per Share
                                        -------      --------
     Outstanding at July 31, 2001            --            --
        Granted                         327,763      $   1.03
        Exercised                            --            --
        Canceled or expired                  --            --
                                        -------      --------
     Outstanding at July 31, 2002       327,763          1.03
        Granted                          11,092          1.00
        Exercised                            --            --
        Canceled or expired                  --            --
                                        -------      --------
     Outstanding at July 31, 2003       338,855      $   1.03
                                        =======      ========

All options granted to non-employees are non-compensatory and the exercise prices of options are higher than the fair market value of the Company's common stock. There were no expenses and fees charged to operations for the years ended July 31, 2003 and 2002.

NOTE L - OPTIONS

At July 31, 2003, the Company has no formal stock option plans. The Board of Director has granted options that have an exercise price equal to the fair market price of the Common Stock on the grant date.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE L - OPTIONS (CONTINUED)

A summary of these options as of July 31, 2003 and 2002, and the changes during the years ended July 31, 2003 and 2002 is presented below:

                                                                      Average
                                                                      Exercise
                                                      Options          Price
                                                     ---------         ----

Outstanding at beginning of period    07/31/01       1,500,000       $     --

Granted                                                 15,000           1.01

Exercised                                                   --             --

Canceled                                                    --           0.00
                                                     ---------           ----
Outstanding at end of year            07/31/02       1,515,000           1.01

Granted                                                     --             --

Exercised                                                   --           0.00

Canceled                                                    --           0.00
                                                     ---------           ----
Outstanding at end of year            07/31/03       1,515,000           1.01
                                                     =========           ====
Options exercisable at period end     07/31/02       1,515,000
                                                     =========
                                      07/31/03       1,515,000
                                                     =========

Through 2001, the Company granted 1,500,000 options outside of any stock option plans to certain officers and directors of the Company, which are exercisable over a period of five (5) years from date of grant.

In 2002, options were granted to an individual as compensation for services rendered to the Company. The options were exercisable upon issuance and expire on August 31, 2004.

The following table summarizes information about stock options outstanding at July 31, 2003:

                   Number       Weighted-      Number
      Range     Outstanding     Average     Exercisable
   Of Exercise      at          Remaining       at
      Prices   July 31, 2003   Life (Yrs.) July 31, 2004
     --------    ---------     ----------    ---------
     $   1.00    1,500,000       3 3/7       1,500,000
         1.50       15,000       3 3/7          15,000
                 ---------                   ---------
                 1,515,000                   1,515,000
                 =========                   =========

As provided by SFAS 148, the fair value of each option granted is estimated on the date of grant using the minimum value method, and the fair value of each option grant is estimated on the date of grant using the Black-Sholes option pricing model. The following weighted-average assumptions were used for option grants during 2003 with an expected life of five years: (1) dividend yield of 0.0%; (2) expected volatility of 98.76%; and (3) risk-free interest rate of 3.98%. The following weighted-average assumptions were used for option grants during 2001 with an expected life of five years: (1) dividend yield of 0.0%; (2) expected volatility of 191%; and (3) risk-free interest rate of 4.38%. There were no new option grants in 2002.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE L - OPTIONS (CONTINUED)

Had compensation cost for the Plans been determined based on the fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss would have been increased to $(2,053,297) and $(7,937,859), respectively. Accordingly, the Company net loss per common and common equivalent share for the years ended July 31, 2003 and 2002 would have been increased $0.01 per share to $ (0.08) and $ (0.10), respectively.

NOTE M - COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------
The Company leases office space in Southern California for its sales and administrative offices. The lease is non-cancelable and expires in 2007. Commitments under non-cancelable lease agreements as of July 31, 2003 are as follows:

                       Year                      Amount
                       ----                     --------
                       2004                     $ 76,636
                       2005                       79,188
                       2006                       81,824
                       2007                       48,376
                                                --------
                               Total            $286,024
                                                ========

To secure each respective office space, the Company deposited $7,025 in aggregate to the realtor for each respective lease.

Rent expense charged to operations was $92,373 and 110,311 for the years ended July 31, 2003 and 2002, respectively.

Employment and Consulting Agreements
------------------------------------
The Company has an employment agreement with the former owners of AllCom. In addition to salary and benefit provisions, the agreements include defined commitments should the employees terminate the employment with or without cause.

Employment and Consulting Agreements (continued)
------------------------------------------------
The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation
----------
In November, 2001 the Company was ordered to pay $31,288 in connection with a breach of contract. The Company is in default under the order and the amount of the judgment is included in accounts payable at July 31, 2003 and 2002.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE M - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation (continued)
----------------------
During the fiscal year ended July 31, 2000, the Company engaged Qwest Communications ("Qwest" or "Vendor") as the Company's primary long distance carrier. Significant disputes arose regarding, among others, the accuracy of Vendor invoices. In recognition of certain inaccuracies, Qwest initially offered to issue a credit of $495,000, which reflects a portion of the Company's adjustments and damages incurred by the Company. The vendor never issued the credit and both parties were not able to resolve their disputes. Around May 14, 2001, UC Hub filed a multi-count lawsuit against Qwest in the Federal District Court of California. The Company claims that 1) Qwest breached the Wholesale Services Agreement, 2) that Qwest engaged in fraudulent and negligent conduct,
3) that Qwest tortuously interfered with the Company's business and relationships, 4) that Qwest violated various statutes, including the Communications Act of 1934 and the California Business and Professional Code (Unfair Trade Practices). Although the outcome of any litigation cannot be predicted with certainty, the Company is confident that the Company will recover a substantial net monetary recovery from Qwest.

In May, 2001, the Vendor filed a complaint against the Company in Federal District Court of California. The Complainant alleges a breach of contract and is seeking actual and punitive damages, amounting to $1,739,757. The Company has accounted the full amount as accrued liabilities as of July 31, 2003 and 2002, less off-setting credits of $667,519. However, the Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the plaintiff's claims.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

NOTE N - MAJOR VENDORS

Purchases from two (2) major suppliers of telecommunications services approximated $1,715,000 and $1,890,000, or 61% and 58% of cost of sales for the years ended July 31, 2003 and 2002, respectively. The two (2) major suppliers are approximately 44% for all current liabilities for the years ended July 31, 2003 and 2002.

NOTE O - SUBSEQUENT EVENTS

Acquisition and Capital Restructure
-----------------------------------
On March 5, 2004, the Company entered into an Agreement and Plan of Merger ("Merger") with Expertise Technology Innovation, Inc. ("ETI") an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, the Company shall be the surviving entity. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2003 AND 2002

NOTE O - SUBSEQUENT EVENTS (CONTINUED)

Acquisition and Capital Restructure (continued)
-----------------------------------------------
For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The total purchase price and carrying value of net assets acquired was $(45,764). From March, 1998 until the date of the merger, ETI was an inactive corporation with no significant assets and liabilities The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Merger , all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders will be exchanged for an aggregate of 4,188,375 shares newly issued ETI Series A Preferred Stock. The value of the stock that will be issued will be the historical cost of ETI's net tangible assets, which did not differ materially from their fair value.

Effective with the Merger, ETI will change its name to UC Hub Group, Inc.

                         UNITED COMMUNICATIONS HUB, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 2004
                                   (UNAUDITED)

                            ASSETS

Current Assets
    Cash And Cash Equivalents                               $     52,350

    Accounts Receivable, net                                     319,584
                                                            ------------

      Total Current Assets                                       371,934

Property and Equipment, net                                       49,770

Other Assets                                                       7,025
                                                            ------------
      Total Assets                                          $    428,729
                                                            ============

   LIABILITIES AND DEFICIENCY IN STOCKHOLDERS EQUITY

Liabilities
Current Liabilities
    Accounts Payable and Accrued Expenses (Note D)          $  2,688,609

    Notes Payable - Others                                       339,900
                                                            ------------

      Total Current Liabilities                                3,028,509

Commitments and Contingencies                                         --

Deficiency in Stockholders Equity

    Convertible Preferred Stock,
      5,000,000 shares authorized,
      no par value per share;
      none issued and outstanding                                     --

    Common Stock, 50,000,000 shares
      authorized, no par value per share;
      19,714,219 shares issued and outstanding                11,933,314

    Stock Subscription Payable                                   220,900

    Accumulated Deficit                                      (14,753,994)
                                                            ------------

      Total Deficiency in Stockholders Equity                 (2,599,780)
                                                            ------------
      Total Liabilities and Deficiency in
        Stockholders Equity                                 $    428,729
                                                            ============

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                         UNITED COMMUNICATIONS HUB, INC.
                   CONDENSED CONSOLIDATED STATEMENT OF LOSSES
                            FOR THE SIX MONTHS ENDED
                            JANUARY 31, 2004 AND 2003
                                   (UNAUDITED)

                                                         2004              2003
                                                     ------------      ------------
Revenue                                              $  1,228,290      $  2,359,348


Cost of Sales                                             965,384         2,387,247
                                                     ------------      ------------


Gross Profit                                              262,906           (27,899)

Operating Expenses

  Selling                                                 175,949           366,640

  General and Administrative                              363,351           644,590

  Loss On Sale Of Assets                                       --            56,024

  Depreciation And Amortization                             7,514             8,117
                                                     ------------      ------------


Total Operating Expenses                                  546,814         1,075,371
                                                     ------------      ------------


Loss from Operations                                     (283,908)       (1,103,270)


  Interest Expenses                                        12,055            22,312
                                                     ------------      ------------

Net Loss                                             $   (295,963)     $ (1,125,582)
                                                     ============      ============

Net Loss per share (basic and assuming dilution)     $      (0.02)     $      (0.09)
                                                     ============      ============

Weighted Average Common Shares Outstanding             17,156,444        12,519,778
                                                     ============      ============

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                         UNITED COMMUNICATIONS HUB, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE SIX MONTHS ENDED JANUARY 31, 2004 AND 2003

                                                        2004              2003
                                                     -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                          $  (295,963)     $(1,125,582)
   Adjustments to reconcile net loss to cash
    used in operating activities:
     Depreciation and Amortization                         7,514            8,117
     Common stock issued  for services rendered               --          164,000
   (Increase) decrease in assets
     Accounts receivable                                      --          343,565
     Other assets                                             --              134
   Increase (decrease) in Operating Liabilities
     Accounts payable                                   (102,913)          82,733
     Accrued expenses                                    288,353           35,032

     Contingent liabilities                                   --               79
                                                     -----------      -----------

       NET CASH (USED IN) OPERATING ACTIVITIES          (103,009)        (491,922)

CASH FLOWS FROM INVESTING ACTIVITIES
     Payments of security deposit                             --          (26,477)

     Payments for asset purchases                           (200)              --
                                                     -----------      -----------

       NET CASH (USED IN) INVESTING ACTIVITIES              (200)         (26,477)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from stock subscription                           --           21,000
   Proceeds from sale of common stock                         --          215,600
   Proceeds from convertible loan proceeds                    --          122,000

   Proceeds from notes payable                            25,000           45,000
                                                     -----------      -----------

       NET CASH PROVIDED BY FINANCING ACTIVITIES          25,000          403,600

       Net decrease in cash                              (78,209)        (114,799)
       Cash, beginning of period                         130,559          139,389
                                                     -----------      -----------
       Cash, ending of period                        $    52,350      $    24,590
                                                     ===========      ===========

     Supplemental Disclosures:
       Cash paid for interest                        $        --      $        --
                                                     ===========      ===========
       Cash paid for taxes                           $        --      $        --
                                                     ===========      ===========
     Non-Cash Investing and Financing Activities
       Common stock issued for services              $        --      $   164,000
                                                     ===========      ===========
       Notes payable converted to Common Stock       $    93,567      $        --
                                                     ===========      ===========
       Preferred Stock converted to Common Stock     $   820,000      $        --
                                                     ===========      ===========
       Stock issuance for subscription               $ 1,984,272      $        --
                                                     ===========      ===========

              See accompanying footnotes to the unaudited condensed
                       consolidated financial information

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                JANUARY 31, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General
-------
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Item 310 of SEC Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six-month period ended January 31, 2004 are not necessarily indicative of the results that may be expected for the year ended July 31, 2004.

Business and Basis of Presentation
----------------------------------
United Communications Hub Inc. ("Company" or "UC Hub") was formed on February 22, 1999 under the laws of the State of California. The Company, through its wholly-owned subsidiary, AllCom USA, Inc. ("AllCom") is a reseller of telecommunications services.

The condensed consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary AllCom. Significant inter-company transactions have been eliminated in consolidation.

Liquidity
---------
As shown in the accompanying financial statements, the Company incurred a net loss of $295,963 and $1,125,582 during the six months ended January 31, 2004 and 2003, respectively. The Company's current liabilities exceeded its current assets by $2,656,575 as of January 31, 2004.

Reclassification
----------------
Certain prior period amounts have been reclassified for comparative purposes.

Stock Based Compensation
------------------------
In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended July 31, 2002 and for the subsequent periods.

In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                JANUARY 31, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)
------------------------

Had compensation cost for the Plans been determined based on the fair value at the grant dates consistent with the method of SFAS 123, the Company's net loss and net loss per common and common equivalent share for the six months ended January 31, 2004 and 2003 would have been increased to the pro forma amounts indicated below:

                                               2003          2002
                                            ---------    -----------
Net loss, as reported                       $(295,963)   $(1,125,582)
Add: Total stock-based employee
  compensation expense determined under
  fair value based method for all awards,
  net of related tax effects                       --             --
                                            ---------    -----------
Pro forma net loss                          $(295,963)   $(1,125,582)
                                            =========    ===========
Earnings per share:
  Basic and diluted loss per share:
    As reported                             $   (0.02)   $     (0.09)
                                            =========    ===========
    Pro forma                               $   (0.02)   $     (0.09)
                                            =========    ===========

New Accounting Pronouncements
-----------------------------
In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                JANUARY 31, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (continued)
-----------------------------

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88 AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial position.

NOTE B - ACQUISTION AND CAPITAL RESTRUCTURE

On March 5, 2004, the Company entered into an Agreement and Plan of Merger ("Merger") with UCH an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, the Company shall be the surviving entity. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure

For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The total purchase price and carrying value of net assets acquired was $(45,764). From March, 1998 until the date of the merger, UCH was an inactive corporation with no significant assets and liabilities The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Merger , all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders will be exchanged for an aggregate of 4,188,375 shares newly issued UCH Series-A Preferred Stock. The value of the stock that will be issued will be the historical cost of ETI's net tangible assets, which did not differ materially from their fair value.

Effective with the Merger, the name of Expertise Technology Innovations, Inc. was changed to UC Hub Group, Inc. ("UCH"). The total purchase price and carrying value of net assets acquired of UCH was $(45,764). The net assets acquired were as follows:

         Common stock retained by  ETI shareholders   $ 1,988
         Assets acquired                                   --
         Liabilities assumed                           43,776
                                                      -------
                  Total consideration paid            $45,764
                                                      =======

In accordance with SOP 98-5, the Company expensed $45,764 as organization costs.

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                JANUARY 31, 2004
                                   (UNAUDITED)

NOTE C - CAPITAL STOCK

Convertible Preferred Stock
---------------------------
The Company is authorized to issue 5,000,000 shares of cumulative preferred stock, no par value per share. The preferred shares are convertible to common stock at a current ratio of 1:1. Preferred share holders earn dividends on the net assets of the Company at a rate of $0.032 per share for every $1,000,000 raised by the Company through financing activities.

On October 31, 2003, the Company converted 2,561,864 shares of preferred stock to 2,561,864 shares of common stock.

Common Stock
------------
The Company is authorized to issue 50,000,000 shares of common stock, with no par value per share. As of January 31, 2004, the Company has issued and outstanding 19,714,219 shares of common stock.

On October 31, 2003, the Company converted 2,561,864 shares of preferred stock to 2,561,864 shares of common stock.

On October 25, 2003, the Company issued 2,764,038 shares of common stock to complete the conversion of $2,073,011.84 of Note Payable principal and accrued interest. The Company valued the shares issued at approximately $0.75 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

NOTE D - ACCOUNTS PAYABLE AND ACCURED LAIBILITIES

Accounts payable and accrued liabilities at January 31, 2004 are as follows:

         Other accrued expenses in connection with
           litigation (Note E)                         $1,072,238
         Accrued payroll, payroll expenses and taxes      763,284
         Accounts payable                                 821,799
         Accrued expenses                                  31,288
                                                       ----------
             Total                                     $2,688,609
                                                       ==========

NOTE E - COMMITMENTS AND CONTINGENCIES

Lease Commitments
-----------------
The Company leases office space in Southern California for its sales and administrative offices. The lease is non-cancelable and expires in 2007. Commitments under non-cancelable lease agreements as of July 31, 2003 are as follows:
                  Year               Amount
                  ----              --------
                  2004              $ 76,636
                  2005                79,188
                  2006                81,824
                  2007                48,376
                                    --------
                  Total             $286,024

                 UNITED COMMUNICATIONS HUB, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                JANUARY 31, 2004
                                   (UNAUDITED)

NOTE E - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Lease Commitments (continued)
-----------------

To secure each respective office space, the Company deposited $7,025 in aggregate to the realtor for each respective lease.

Rent expense charged to operations was $92,373 and 110,311 for the years ended July 31, 2003 and 2002, respectively.

Employment and Consulting Agreements
------------------------------------
The Company has an employment agreement with the former owners of AllCom. In addition to salary and benefit provisions, the agreements include defined commitments should the employees terminate the employment with or without cause.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Litigation
----------
In November, 2001 the Company was ordered to pay $31,288 in connection with a breach of contract. The Company is in default under the order and the amount of the judgment is included in accounts payable at July 31, 2003 and 2002.

During the fiscal year ended July 31, 2000, the Company engaged Qwest Communications ("Qwest" or "Vendor") as the Company's primary long distance carrier. Significant disputes arose regarding, among others, the accuracy of Vendor invoices. In recognition of certain inaccuracies, Qwest initially offered to issue a credit of $495,000, which reflects a portion of the Company's adjustments and damages incurred by the Company. The vendor never issued the credit and both parties were not able to resolve their disputes. Around May 14, 2001, UC Hub filed a multi-count lawsuit against Qwest in the Federal District Court of California. The Company claims that 1) Qwest breached the Wholesale Services Agreement, 2) that Qwest engaged in fraudulent and negligent conduct,
3) that Qwest tortuously interfered with the Company's business and relationships, 4) that Qwest violated various statutes, including the Communications Act of 1934 and the California Business and Professional Code (Unfair Trade Practices). Although the outcome of any litigation cannot be predicted with certainty, the Company is confident that the Company will recover a substantial net monetary recovery from Qwest.

In May, 2001, the Vendor filed a complaint against the Company in Federal District Court of California. The Complainant alleges a breach of contract and is seeking actual and punitive damages, amounting to $1,739,757. The Company has accounted the full amount as accrued liabilities as of July 31, 2003 and 2002, less off-setting credits of $667,519 . However, the Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the plaintiff's claims.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

(b) Pro Forma Financial Information.

    Condensed Consolidated Pro Forma Unaudited
      Balance Sheet as of January 31, 2004                                  F-32

    Condensed Consolidated Pro Forma Unaudited
      Statement of Losses for the Year Ended July 31, 2003                  F-33

    Condensed Consolidated Pro Forma Unaudited
      Statement of Losses for the Six Months Ended
      January 31, 2004                                                      F-34

    Notes to Condensed Consolidated Pro Forma Unaudited                     F-35
      Financial Statements

Unaudited Pro Forma Condensed Financial Information

On March 5, 2004, UC Hub completed an Agreement and Plan of Reorganization ("Agreement") with Expertise Technology Innovation, Inc., now known as UC Hub Group, Inc. ("UCH") an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, UC Hub shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of UCH was approximately $(45,764). From March, 1998 until the date of the merger, UCH was an inactive corporation with no significant assets and liabilities.

The Proforma Unaudited Financial Statements have been prepared by management of UC Hub in order to present consolidated financial position and results of operations of UCH and UC Hub as if the acquisition had occurred as of January 31, 2004 for the pro forma condensed balance sheet and to give effect to the acquisition of UCH , as if the transaction had taken place at August 1, 2002 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2003, and at August 1, 2003 for the proforma condensed consolidated statement of losses for the six months ended January 31, 2004.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of UC Hub (including notes thereto) included in this Form.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by UC Hub stockholders were exchanged for an aggregate of 4,188,375 shares of UCH Series-A Preferred Stock. The value of the stock that was issued was the historical cost of UC Hub's net tangible assets, which did not differ materially from their fair value. In accordance with Statement of Financial Accounting Standards No. 141, UC Hub is the acquiring entity.

                      EXPERTISE TECHNOLOGY INNOVATION, INC,
            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
                                January 31, 2004

                                                                                                         Proforma         Proforma
                                                          UC Hub            ETI           Total        Eliminations    Consolidation
                                                       ------------    ------------    ------------    ------------    ------------
                                                        (Unaudited)    (Unaudited)
                                     ASSETS
Current Assets

   Cash And Cash Equivalents                           $     52,350    $         --    $     52,350    $         --    $     52,350

   Accounts Receivable                                      319,584              --         319,584              --         319,584

   Other Current Assets                                          --              --              --              --              --
                                                       ------------    ------------    ------------    ------------    ------------

   Total Current Assets                                     371,934              --         371,934              --         371,934

Property and Equipment - net                                 49,770              --          49,770              --          49,770

Other Assets                                                  7,025              --           7,025              --           7,025
                                                       ------------    ------------    ------------    ------------    ------------

   Total Assets                                        $    428,729    $         --    $    428,729    $         --    $    428,729
                                                       ============    ============    ============    ============    ============

                LIABILITIES AND DEFICIENCY IN STOCKHOLDERS EQUITY
 Liabilities
   Current Liabilities

   Accounts payable and accrued expenses               $  2,688,609    $     43,776    $  2,732,385    $         --    $ 2, 732,385

   Notes Payable - Others                                   339,900              --         339,900              --         339,900
                                                       ------------    ------------    ------------    ------------    ------------

   Total Current Liabilities                              3,028,509          43,776       3,072,285              --       3,072,285

Commitments and Contingencies                                    --              --              --              --              --
Deficiency in Stockholders Equity
   Convertible deferred stock, 5,000,000 shares
   authorized, no par value per share; -0- issued
   and outstanding                                               --              --              --              --              --
   Preferred stock, par value $.001 per share;
   authorized 5,000,000 shares; 4,188,375 issued and
   outstanding shares                                            --              --              --           4,188           4,188
   Common Stock, 50,000,000 shares authorized, no
   par value per share; 19,714,219 shares issued and
   outstanding                                           11,933,314              --      11,933,314     (11,933,314)             --
   Common stock, par value $.001 per share;
   authorized 100,000,000 shares; 1,987,734 issued
   and outstanding shares                                        --           1,988           1,988              --           1,988

   Stock Subscription Payable                               220,900              --         220,900        (220,900)             --

   Additional Paid In Capital                                    --         626,512         626,512      11,477,750      12,104,262

   Accumulated Deficit                                  (14,753,994)       (672,276)    (15,426,270)        672,276     (14,753,994)
                                                       ------------    ------------    ------------    ------------    ------------

   Total Deficiency in Stockholders Equity               (2,599,780)        (43,776)     (2,643,556)             --      (2,643,556)
                                                       ------------    ------------    ------------    ------------    ------------

   Total Liabilities and Deficiency in Stockholders
   Equity                                              $    428,729    $         --    $    428,729    $         --    $    428,729
                                                       ============    ============    ============    ============    ============

 See accompanying notes to proforma unaudited consolidated financial statements

                      EXPERTISE TECHNOLOGY INNOVATION, INC,
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES
                            For The Six Months Ended
                                January 31, 2004

                                                                                        Proforma       Proforma
                                       UC Hub             ETI             Total       Adjustments   Consolidation
                                     -----------      -----------      -----------    -----------   ------------
                                     (Unaudited)      (Unaudited)
Revenue                              $ 1,053,117      $        --      $ 1,053,117      $     --     $ 1,053,117

Cost of Sales                          1,081,017               --        1,081,017            --       1,081,017
                                     -----------      -----------      -----------      --------     -----------

Gross Profit                             (27,899)              --          (27,899)           --         (27,899)

Operating Expenses
   Selling Expenses                      366,640               --          366,640            --         366,640

   General and Administrative
   Expenses                              644,591            2,066          646,657            --         646,657
   Loss On Sale Of Investments
   & Assets                                   --               --               --            --              --
   Loss / (Gain) On Sale Of Assets        56,024               --           56,024            --          56,024
   Depreciation And Amortization           8,117               --            8,117            --           8,117
                                     -----------      -----------      -----------      --------     -----------
     Total Operating Expenses          1,075,372            2,066        1,077,438            --       1,077,438
                                     -----------      -----------      -----------      --------     -----------

Loss Before Other Income and
Taxes                                 (1,103,271)          (2,066)      (1,105,337)           --      (1,105,337)

Other Income and Expenses
Interest Expenses - Others                22,378               --           22,378            --          22,378
Interest Income                              (66)              --              (66)           --             (66)
                                     -----------      -----------      -----------      --------     -----------

Total Other Income and Expenses           22,312               --           22,312            --          22,312
                                     -----------      -----------      -----------      --------     -----------

Net Loss                             $(1,125,583)     $    (2,066)     $(1,127,649)     $     --     $(1,127,649)
                                     ===========      ===========      ===========      ========     ===========

 See accompanying notes to proforma unaudited consolidated financial statements

                      EXPERTISE TECHNOLOGY INNOVATION, INC,
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES
                               For The Year Ended
                                  July 31, 2003

                                                                                                     Proforma       Proforma
                                                   UC Hub            ETI             Total         Adjustments   Consolidation
                                                -----------      -----------      -----------      ----------    -------------
                                                (Unaudited)     (Unaudited)
Revenue                                         $ 2,851,877      $        --      $ 2,851,877      $       --     $ 2,851,877

Cost of Sales                                     1,920,615               --          965,384              --         965,384
                                                -----------      -----------      -----------      ----------     -----------

Gross Profit                                        931,262               --          931,262              --         931,262

Operating Expenses
  Selling                                           850,825               --          850,825              --         850,825
  General and Administrative                      1,373,253           62,066        1,435,319              --       1,435,319
  Acquisition costs                                 399,600               --          399,600              --         399,600
  Depreciation And Amortization                      15,028               --           15,028              --          15,028
                                                -----------      -----------      -----------      ----------     -----------

Total Operating Expenses                          2,638,706           62,066        2,700,772              --       2,700,772
                                                -----------      -----------      -----------      ----------     -----------

(Income) Loss Before Other Income and Taxes      (1,707,444)         (62,066)      (1,769,510)             --      (1,769,510)

  Interest Expense                                  217,753               --          217,753              --         217,753
                                                -----------      -----------      -----------      ----------     -----------

Net Loss                                        $(1,925,197)     $   (62,066)     $(1,987,263)     $       --     $(1,987,263)
                                                ===========      ===========      ===========      ==========     ===========


 See accompanying notes to proforma unaudited consolidated financial statements

                      EXPERTISE TECHNOLOGY INNOVATION, INC.
           NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information

The Proforma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of UCH and UCHub as if the acquisition had occurred as of January 31, 2004 for the pro forma condensed balance sheet and to give effect to the acquisition of UCH, as if the transaction had taken place at August 1, 2002 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2003

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of January 31, 2004 and the pro forma condensed consolidated statement of losses for the year ended July 31, 2003

(1) To record the issuance of 4,188,375 shares of UCH Series-A Preferred Stock common stock in exchange for 19,758,399 shares of issued and outstanding shares of UC Hub.

(2) To record the acquisition of UCH for stock. The significant components of this transaction are:

        Common stock retained by UCH shareholders                    $ 1,988
        Liabilities assumed                                           43,776
                                                                     -------
        Total consideration paid                                     $45,764
                                                                     =======

In accordance with SOP 98-5, the Company will expense as organization costs the $45,764.

UCH was originally incorporated in Nevada on March 23, 1998 under the name of Make it Happen Management. In 2000, it changed its name to e-Channels Corporation. In 2001, it changed its name to ETI Corporation and again in 2003 it changed its name to Expertise Technology Innovation, Inc. UCH currently has no operations and is actively seeking an on-going business to acquire.

On January 21, 2004 UCH signed an amendment agreement to the merger with UC Hub. Under this amendment, for each eight UC Hub's common shares will be converted into one and two-thirds shares of the UCH's Series-A preferred stock and the Company will receive all of the non-dissenting shares of UC Hub. Fractional shares of preferred stock will be issued in one-third share increments. Following the merger, all of the outstanding common stock of New ETI, Inc. will be cancelled. All issued and outstanding options and warrants of UC Hub will be converted into options and warrants of UCH. The conversion will be a five-for-eight reduction in the number of shares and an eight-for-five increase in the exercise price except for 1,500,000 options granted under UC Hub's stock option plan that will be issued under UCH's stock option plan as 1,500,000 options exercisable at $.16 per share.

On March 5, 2004, UC Hub completed an Agreement and Plan of Reorganization ("Agreement") with UCH, an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, UC Hub was the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of UCH was approximately $45,764.